                                                                       EXHIBIT 5

                                October 4, 2002




      Kinder Morgan Energy Partners, L.P.
      One Allen Center, Suite 1000
      500 Dallas Street
      Houston, Texas 77002

      Ladies and Gentlemen:

      We have acted as counsel to Kinder Morgan Energy Partners, L.P. (the "Partnership"), a Delaware limited partnership, in connection with the offers by the Partnership to exchange $1,000 principal amount of its 5.35% Senior Exchange Notes due 2007 and its 7.30% Senior Exchange Notes due 2033 (collectively, the "Exchange Notes") for each $1,000 principal amount, respectively, of its 5.35% Senior Notes due 2007 and its 7.30% Senior Notes due 2033 (collectively, the "Original Notes"), of which an aggregate of $250,000,000 and $500,000,000 principal amount, respectively, of Original Notes is outstanding (the "Exchange Offers"). The Partnership has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-4 with respect to the Exchange Offers (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act").

      We have examined originals or copies certified by officers of Kinder Morgan Management, LLC (the "Company"), the delegate of Kinder Morgan G.P., Inc., the general partner of the Partnership, of (a) the Indenture, dated as of August 19, 2002, by and between the Partnership and Wachovia Bank, National Association, as Trustee (the "Trustee"), as amended by the First Supplemental Indenture thereto, dated August 23, 2002 (the "Indenture"), pursuant to which the Original Notes were issued and the Exchange Notes will be issued, (b) the Certificate of Limited Partnership of the Partnership, (c) the Third Amended and Restated Agreement of the Partnership, as amended to date, (d) certified copies of certain resolutions adopted by the Board of Directors of the Company, and (e) such other documents and records as we have deemed necessary and relevant for the purposes hereof. In addition, we have relied on certificates of officers of the Company and of public officials and others as to certain matters of fact relating to this opinion and have made such investigations of law as we have deemed

      Kinder Morgan Energy Partners, L.P.
      October 4, 2002
      Page 2

      necessary and relevant as a basis hereof. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents and records submitted to us as copies, the conformity to authentic original documents and records of all documents and records submitted to us as copies, and the truthfulness of all statements of fact contained therein. We have also assumed the due execution and delivery of the Indenture by a duly authorized officer of the Trustee.

      Based on the foregoing, subject to the limitations, assumptions and qualifications set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that:

               1. the Partnership is a limited partnership, validly existing and in good standing under the laws of the State of Delaware; and

               2. the Original Notes and the Exchange Notes have been validly authorized and issued, and (subject to the Registration Statement becoming effective, the Indenture being qualified under the Trust Indenture Act of 1939 and any state securities or Blue Sky laws being complied with) when (i) the Exchange Notes have been duly executed on behalf of the Partnership by duly authorized officers of the Company, (ii) the Exchange Notes have been duly authenticated by the Trustee under the Indenture, and (iii) the Original Notes have been validly tendered and not withdrawn and have been received and accepted by the Partnership, all in accordance with the terms of the Exchange Offers as set forth in the Registration Statement, the Exchange Notes issued in exchange for the Original Notes of each series in accordance with the terms of the Exchange Offer to which each series of Exchange Notes relate will be validly issued and legally binding obligations of the Partnership entitled to the benefits of the Indenture.

      We hereby consent to the filing of this opinion with the Commission as
      Exhibit 5 to the Registration Statement and to the references to our firm under the heading "Validity of the Exchange Notes" in the Prospectus included in the Registration Statement. By giving such consent, we do not admit that we are experts with respect to any part of the Registration Statement, including this Exhibit, within the meaning of the term "expert" as used in the Securities Act or the rules and regulations thereunder.


                                       Very truly yours,

                                       /s/ Bracewell & Patterson, L.L.P.

                                       Bracewell & Patterson, L.L.P.